Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the registration statements (Nos. 333-107442, 333-85242, 333-73244, 333-47980, and 333-87791) on Form S-8 of Keynote Systems, Inc. of our report dated June 27, 2008, related to the financial statements of Zandan S.A. as of and for the years ended December 31, 2007 and 2006, which report appears in this amended Current Report on Form 8-K/A of Keynote Systems, Inc.
/s/ Jean-Luc Berrebi
Deloitte & Associes
Neuilly-sur-Seine, France
June 27, 2008